Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Diamondback Energy, Inc.
Diamondback E&P LLC*
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Other	Guarantee of Debt Securities(4)	Rule 456(b) and 457(r))	(2)	(2)	(2)	(3)	(3)
	Equity	Common Stock, par value $0.01	Rule 456(b) and Rule 456(r)	(2)	(2)	(2)	(3)	(3)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A		N/A	N/A	N/A	N/A	N/A
Total Offering Amounts						N/A		N/A
Total Fees Previously Paid						N/A		N/A
Total Fee Offsets						N/A		N/A
Net Fee Due						N/A		N/A

*Co-Registrant

(1)	Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)	There is to be registered hereunder such indeterminate number or amount of securities of each identified class as may from time to time be issued by the registrants at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions.
(3)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrants hereby defer payment of the registration fee required in connection with this Registration Statement.
(4)	A subsidiary of Diamondback Energy, Inc., Diamondback E&P LLC, which is named as a Co-Registrant in this Registration Statement, and any of Diamondback Energy, Inc.’s other existing and/or future subsidiaries may jointly and severally, fully and unconditionally guarantee Diamondback Energy, Inc.’s payment obligations under any series of debt securities registered hereunder. No additional consideration will be received for the guarantees and, in accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.